Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Pre‐Paid Legal Services, Inc. (the “Company”), hereby certifies that the Company's Quarterly Report on Form 10‐Q for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2011	/s/ Randy Harp
Randy Harp
co-Chief Executive Officer, President
and Chief Operating Officer